                                  [LETTERHEAD]


                                 August 23, 1999



MORGAN STANLEY DEAN WITTER LIQUID ASSET FUND, INC.
Two World Trade Center
New York, New York 10048


     Re:   Registration Statement on Form N-1A
           -----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Morgan Stanley Dean Witter Liquid Asset Fund, Inc., a Maryland corporation (the "Fund"), in connection with the filing with the Securities and Exchange Commission of a registration statement on Form N-1A (File Nos. 2-53856; 811-2575), as amended (the "Registration Statement"), registering up to 25,000,000,000 shares of the Common Stock, par value $.01 per share (the "Shares"), of the Fund under the Securities Act of 1933, as amended (the "Act").

     In our capacity as counsel to the Fund, we have examined the charter and bylaws of the Fund, the Registration Statement, the corporate action taken by the Fund that provides for the issuance of the Shares, and such other documents and matters as we have deemed necessary and appropriate to render the opinion set forth below. In reaching the opinion set forth below, we have assumed all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm and the opinion set forth herein in the prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under

MORGAN STANLEY DEAN WITTER LIQUID ASSET FUND, INC.
August 23, 1999
Page 2


Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,

                                /s/ Piper & Marbury L.L.P.
                                --------------------------